    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 23, 1999
                                                           Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                 STROUDS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                   DELAWARE                                    95-4107241
         (State or other jurisdiction                       (I.R.S. Employer
      of incorporation or organization)                   Identification No.)

           780 SOUTH NOGALES STREET                                91748
         CITY OF INDUSTRY, CALIFORNIA                            (Zip Code)
   (Address of principal executive offices)

                              --------------------

                    1999 SPECIAL PURPOSE STOCK OPTION PLAN OF
                                  STROUDS, INC.

                              --------------------

                                CHARLES R. CHINNI
                             CHIEF EXECUTIVE OFFICER
                                  STROUDS, INC.
                            780 SOUTH NOGALES STREET
                       CITY OF INDUSTRY, CALIFORNIA 91748

                                 (626) 912-2866

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:

                              PAUL D. TOSETTI, ESQ.
                                LATHAM & WATKINS
                        633 WEST FIFTH STREET, SUITE 4000
                          LOS ANGELES, CALIFORNIA 90071
                                 (213) 485-1234

                              --------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------- -------------------- -------------------- -------------------- --------------------
                                                                                PROPOSED
                                       AMOUNT              PROPOSED             MAXIMUM
                                      OF SHARES             MAXIMUM             AGGREGATE            AMOUNT OF
TITLE OF EACH CLASS OF                  TO BE           OFFERING PRICE          OFFERING           REGISTRATION
SECURITIES TO BE REGISTERED         REGISTERED(1)        PER SHARE(2)           PRICE(2)                FEE
-------------------------------- -------------------- -------------------- -------------------- --------------------
Common Stock,
$0.0001 par value                   250,000            $1.06               $  265,000              $   73.67
                                    200,000            $2.38               $  476,000              $  132.32
                                  1,550,000            $2.18               $3,379,000              $  939.36
                                  ---------                                                          -------
Total                             2,000,000                                                        $1,145.35
-------------------------------- -------------------- -------------------- -------------------- --------------------

(1) The 1999 Special Purpose Stock Option Plan of Strouds, Inc. (the "Plan") authorizes the issuance of a maximum of 2,000,000 shares of common stock of Strouds, Inc. (the "Company") plus substitutions or adjustments to shares to account for any change in corporate capitalization, such as any reorganization, merger, consolidation, recapitalization, recapitalization, stock splitup, stock dividend or other combination of shares.

(2) Estimated solely for purposes of computing the registration fee for the 2,000,000 shares registered herewith. Pursuant to Rule 457(c), the proposed Maximum Offering Price Per Share is based upon (a)(i) the exercise price per share ($1.06) of outstanding options for 250,000 shares and (ii) the exercise price per share ($2.38) of outstanding options for 200,000 shares and (b) for the remaining shares, the average of the high and low trading prices of the Company's common stock on the Nasdaq National Market on November 22, 1999.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Strouds, Inc., a Delaware corporation (the "Company"), are incorporated by reference as of their respective dates in this Registration Statement on Form S-8 (the "Registration Statement"):

         (a) The Company's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended February 27, 1999;
         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended May 29, 1999 and August 28, 1999;
         (c) The Company's Proxy Statement dated May 28, 1999 relating to the Annual Meeting of Stockholders held on June 30, 1999;
         (d) The Company's Prospectus dated October 11, 1994, filed in connection with the Registration Statement referred to in Item 3(e) below pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"); and
         (e) Description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 filed with the Commission on July 29, 1994 (Registration No. 33-82090), as amended by Amendment No. 1 filed with the Commission on September 13, 1994, Amendment No.2 filed with the Commission on October 5, 1994 and a Prospectus dated October 11, 1994 filed with the Commission on October 13, 1994 .


         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not required to be filed with this Registration Statement.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law") gives Delaware corporations broad powers to indemnify their present and former directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending or completed actions, suits or proceedings to which they are parties or are threatened to be made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and permits a corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or otherwise.

         As permitted by Section 145 of the Delaware Corporation Law, Article V of the Restated Bylaws of the Company provides for the indemnification by the Company of its directors and officers against liabilities and expenses incurred in connection with actions, suits or proceedings brought against them by a third party or in the right of the Company, by reason of the fact that they were or are such directors or officers.

         Article Tenth of the Company's Certificate of Incorporation provides that to the fullest extent permitted by the Delaware Corporation Law as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

         The Company has also purchased insurance for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors and officers.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

         *4.1     1999 Special Purpose Stock Option Plan of Strouds, Inc.
         *5.1     Opinion of Latham & Watkins
         *10.1    Fourth Amendment to the Amended and Restated 1994 Equity
                  Participation Plan of Strouds, Inc., effective as of June 30,
                  1999
         *23.1    Consent of KPMG LLP
         *23.2    Consent of Latham & Watkins (included as part of Exhibit 5.1)
         *24.1    Power of Attorney (included on the signature page of this
                  Registration Statement)
---------------------------
*Filed herewith

Item 9.  Undertakings

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or
events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) shall not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information to be included in a post-effective amendment to those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

                  (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Industry, State of California, on the 23rd day of November, 1999.

                                  STROUDS, INC.



                                         By: /s/ Charles R. Chinni
                                            ----------------------------------
                                            Charles R. Chinni
                                            Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Charles Chinni and Wilfred C. Stroud and each or either of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including pre- and post-effective amendments) or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in their capacities and on the dates indicated.

                  SIGNATURE                                    TITLE                                DATE
                  ---------                                    -----                                ----
            /s/ Charles R. Chinni               Chairman of the Board, President, Chief       November 23, 1999
--------------------------------------------    Executive Officer
              Charles R. Chinni                 and Director (Principal Executive
                                                Officer)

            /s/ Wilfred C. Stouds               Director and Chairman Emeritus                November 23, 1999
--------------------------------------------
              Wilfred C. Stroud

            /s/ Robert M. Menar                 Chief Operating Officer                       November 23, 1999
--------------------------------------------
              Robert M. Menar

            /s/ Larry R. Bemis                  Director                                      November 23, 1999
--------------------------------------------
              Larry R. Bemis

            /s/ Dale D. Achabal                 Director                                      November 23, 1999
--------------------------------------------
              Dale D. Achabal

            /s/ Marco F. Weiss                  Director                                      November 23, 1999
--------------------------------------------
              Marco F. Weiss

            /s/ Richard F. Clayton              Director                                      November 23, 1999
--------------------------------------------
              Richard F. Clayton

            /s/ Marshall Geller                 Director                                      November 23, 1999
--------------------------------------------
              Marshall Geller

                                INDEX TO EXHIBITS

       EXHIBIT                                                              PAGE
       -------                                                              ----

         *4.1     1999 Special Purpose Stock Option Plan of Strouds, Inc.
         *5.1     Opinion of Latham & Watkins
         *10.1    Fourth Amendment to Amended and Restated 1994 Equity
                  Participation Plan. effective as of June 30, 1999
         *23.1    Consent of KPMG LLP
         *23.2    Consent of Latham & Watkins (included as part of Exhibit 5.1)
         *24.1    Power of Attorney (included on the signature page of this
                  Registration Statement)

         ---------------------------
*Filed herewith